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                                                                    Exhibit 21.1

                              VIA NET.WORKS, INC.
                       CORPORATE STRUCTURE AS OF 12/31/00

  The following table indicates the name, subsidiary relationships and jurisdiction of formation of VIA NET.WORKS, Inc.'s direct and indirect subsidiaries.

                                                                   Jurisdiction
 Name                                                              of Formation
 ----                                                              ------------
 1.   VIA NET.WORKS NY Corp.                                       New York
 2.   VIA NET.WORKS Holdco, Inc.                                   Delaware
      A VIA NET.WORKS Europe Holding B.V.                          Netherlands
        1 Internet Access Eindhoven B.V. (IAE) (100%)              Netherlands
        2 bART Holding B.V. (100%)                                 Netherlands
          (a) Home Vision B.V.                                     Netherlands
          (b) Xenovic B.V.                                         Netherlands
            (i) bART Den Haag B.V.                                 Netherlands
            (ii) bART Noord Nederland                              Netherlands
            (iii) bART Midden Nederland                            Netherlands
            (iv) Arameta B.V.                                      Netherlands
        3. VIA NET.WORKS Portugal- Tecnologias de Informacao,
            S.A. (f/k/a/ Esoterica) (100%)                         Portugal
          (a) Expobyte-Conferencias e Exposicoes, S.A.             Portugal
        4. VIA NET.WORKS Espana, S.L. (f/k/a/ Disbumad) (100%)     Spain
        5. VIA NET.WORKS Ireland Limited(f/ka/ MediaNet Ireland
      Ltd) (77%)                                                   Ireland
        6. VIA NET.WORKS IRUCo. Limited(100%)                      Ireland
        7. VIA NET.WORKS Deutsche Holding GmbH(100%)               Germany
          (a) Highspeed-Server Eisnet GmbH                         Germany
        8. VIA NET.WORKS Deutschland GmbH (f/k/a/ GTN)(100%)       Germany
          (a) INS Vertriebs GmbH                                   Germany
          (b) Ecce Terram GmbH                                     Germany
        9. I.S.A.R Netzwerke Dienstleistungs GmbH (ISAR)(100%)     Germany
        10. VIA NET.WORKS UK Holding Limited(100%)                 UK
        11. VIA NET.WORKS UK Limited(100%)                         UK
          (a) Netlink Internet Services Limited(100%)              UK
          (b) U-Net Limited(100%)                                  UK
          (c) Worldwide Web Services Limited(100%)                 UK
            (i) Alphadial Limited                                  UK
          (d) iway Limited(100%)                                   UK
            (i) i-way Oxford Ltd.                                  UK
          (e) VIA Holdco Italia S.r.L.(10%)                        Italy
        12. VIA Holdco Italia S.r.L(90%)                           Italy
        13. VIA NET.WORKS Italia S.r.L(Microtech) (100%)           Italy
        14. M&C Management & Communications, S.A. (M&Cnet) (60%)   Switzerland
        15. VIA NET.WORKS (Schweitz) AG(100%)                      Switzerland
          (a) Smartweb GmbH                                        Switzerland
        16. VIA NET.WORKS France Holding SAS                       France
          (a) Artinternet, S.A. (100%)                             France
            (i) Symphonie SA (d/b/a MNet) (100%)                   France
          (b) Delivery Network Systems SAS (DNS) (100%)            France
            (i) DNS Telecom, SAS                                   France
        17. Net4You EDV Dienstleistungs und
      Handelges.m.b.H(Net4You) (57.5%)                             Austria

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
                                                               Jurisdiction
 Name                                                          of Formation
 ----                                                         --------------
 3.   VIA NET.WORKS Holdings Cayman                           Cayman Islands
      A. VIA NET.WORKS Argentina, S.A. (100%)                 Argentina
      B. ServiceNet S.A. (100%)                               Argentina
      C. VIA NET.WORKS Brasil, S.A. (f/k/a Dialdata) (100%)   Brazil
      VIA NET.WORKS Mexico, S.A. de C.V. (f/k/a/ Infoacces)
 4.   (100%)                                                  Mexico
 5.   SurfTrade USA, Inc. (100%)                              Delaware
      A. SurfTrade Portugal S.A.                              Portugal
      B. SurfTrade Ltda                                       Brazil
 6.   Interactive Multimedia Corporation(IMC) (100%)          Georgia
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